Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-167570 and No. 333-144122) of The InterGroup Corporation, of our report dated September 28, 2022, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, NJ September 28, 2022